SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
October 8, 2004
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.
288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)

02370
(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously announced, the Community Development Financial Institutions Fund of the United States Department of the Treasury (the “CDFI Fund”) awarded $30 million in tax credit allocation authority earlier this year under the federal New Markets Tax Credit Program to the Rockland Trust Community Development LLC (“Rockland Community Development”), one of the Company’s wholly-owned subsidiaries. Attached hereto as Exhibit 99.2 is a copy of the final, executed New Markets Tax Credit Program Allocation Agreement between the CDFI Fund and Rockland Community Development (the “Allocation Agreement”). The CDFI Fund returned the final, fully-executed Allocation Agreement to Rockland Community Development on October 8, 2004, after having assigned a NMTC Allocation Effective Date of September 22, 2004 to the Allocation Agreement.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 14, 2004, Independent Bank Corp. announced by press release its earnings for the quarter and nine months ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.01 REGULATION FD DISCLOSURE

On October 14, 2004, Independent Bank Corp. announced by press release its earnings for the quarter and nine months ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit 99.1	Press Release dated October 14, 2004.

Exhibit 99.2	Final, executed New Markets Tax Credit Program Allocation Agreement between the CDFI Fund and Rockland Community Development

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: October 14, 2004	BY:	/s/ Denis K. Sheahan

DENIS K. SHEAHAN
CHIEF FINANCIAL OFFICER AND TREASURER